Exhibit 10.1



                          DEBT RESTRUCTURING AGREEMENT


                  THIS DEBT RESTRUCTURING AGREEMENT ("Agreement") is entered into this 4th day of June, 2002 by and among Markland Technologies, Inc. (f/k/a Quest Net Corp.) ("Technologies" or "Borrower"), Vidikron of America, Inc. ("Vidikron") and Market LLC ("Lender").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to (a) Loan and Security Agreement dated August 5, 1999, as amended from time-to-time thereafter (the "Loan Agreement"),
(b) Amendment and Assignment and Assumption Agreement dated September 21, 2001 (the "Amendment") and (c) Secured Convertible Revolving Credit Note dated September 21, 2001 (the "Note"), Technologies is indebted to Lender; and

                  WHEREAS, pursuant to the Loan Agreement, between August 5, 1999 and the date hereof, Lender had advanced to Vidikron the principal amount of $3,455,254 and Vidikron had secured such indebtedness by, among other things, granting Lender a security interest in, inter alia, current and after acquired goods, furniture, fixtures and equipment, accounts, instruments, monies, investment securities, general intangibles (including but not limited to its rights in and to the trademark "Vidikron"), substitutions, replacements, attachments, accessions and products and proceeds of the foregoing (the "Vidikron Collateral"); and

                  WHEREAS, by and through the Amendment, among other things, (a) Lender agreed to increase the amount of funding it would make available under the Loan Agreement, (b) Technologies assumed Vidikron's obligations under Loan Agreement, (c) Technologies executed the Note, a new promissory note in favor of Lender, (d) Technologies secured its indebtedness to Lender by granting Lender a security interest in, inter alia, current and after acquired goods, furniture, fixtures and equipment, accounts, instruments, monies, investment securities, general intangibles, substitutions, replacements, attachments, accessions and products and proceeds of the foregoing (the "Technologies Collateral") and a junior lien covering all of the issued and outstanding shares of Vidikron owned by Technologies (the "Vidikron Shares"; the Vidikron Collateral, the Technologies Collateral and the Vidikron Shares are sometimes hereinafter collectively referred to as the "Collateral"), and (e) the Vidikron Collateral was to remain as collateral securing the obligations under the Note, the Loan Agreement and the Amendment; and

                  WHEREAS, by virtue of the foregoing, Technologies is indebted to Lender in the principal amount of $3,455,254 plus interest in the amount of $758,046 accrued through June 4, 2002 for an aggregate indebtedness of $4,213,300 as of June 4, 2002 (the "Indebtedness"); and

                  WHEREAS, there have been a number of material events of default by Technologies under the Note, the Loan Agreement and the Amendment (collectively, the "Loan Documents") and, as a result, Lender has declared the Indebtedness in default demanded full payment of the Indebtedness, and advised Borrower of its intent to exercise its rights as a secured lender pursuant to the Loan Documents; and

                  WHEREAS, the Lender has notified Technologies of its intent to foreclose on the Collateral securing the Notes.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Acknowledgement of Indebtedness.

     (a) Borrower hereby reaffirms that as of June 4, 2002, Borrower is indebted to Lender pursuant to the Loan Documents in the amount of $4,213,300 which includes (i) $3,455,254 Principal and (ii) $758,046 in past accrued interest.

     (b) As used in this Agreement, Borrower's "Indebtedness" to the Lender shall mean the sums referred to above in Section 1(a) hereof as such amounts shall continue to accrue, plus Lender's reasonable costs and expenses incurred in collection of any and all of the Indebtedness from the Borrower and the reasonable costs incurred in the negotiation of this Agreement and the ancillary agreements, documents and enforcement devices provided for herein, including, but not limited to, costs of collection thereof.

     (c) All payments hereunder for application to the Indebtedness shall be made, without setoff, counterclaim or withholdings of any kind whatsoever.

     (d) Borrower acknowledges that it is in default under, inter alia (collectively, the "Events of Default"):

         (i) Sections 4 of the Note;

         (ii)Section 6.3 of the Loan Agreement; and

         (iii)Section 7.1(g) of the Loan Agreement.

2.   Foreclosure on Collateral; Agreements of Lender.

     (a) By reason of the occurrence and continuation of the Events of Default, the Lender has notified the Borrower (the "Foreclosure Notice") of the Lender's intention to exercise its rights as a secured creditor and foreclose on some or all of the Collateral (the "Foreclosure").

     (b) The Borrower and Lender have engaged in negotiations with respect to the intended Foreclosure and Borrower has agreed to deliver, and Lender has agreed to accept legal title to the Vidikron Shares in partial satisfaction of the Indebtedness, subject to consummation of the other agreements and transactions contemplated by this Agreement. The Borrower covenants and agrees to deliver to the Lender legal and beneficial title and interest in and to the Vidikron Shares. Delivery of such legal and beneficial title in and to the Vidikron Shares shall be in partial satisfaction of $50,000.00 of the aggregate Indebtedness owed to the Lender (the "Debt Reduction"). Borrower hereby waives its right to notice of default, acceleration and Lender's intent to foreclose on the Vidikron Shares and the disposition thereof, whether pursuant to the Uniform Commercial Code or otherwise, and consents thereto.

     (c) The parties hereto acknowledge that the Debt Reduction has been calculated based on the facts that Vidikron is insolvent and perceived to be of no value.

     (d) Lender agrees to defer the Foreclosure on the remaining Collateral, to wit, Markland Collateral and the Vidikron Collateral.

3.   Restructure of Lender's Indebtedness Balance.

     The balance of the Indebtedness to the Lender will be evidenced by Borrower's execution of an amended secured convertible revolving credit note of up to $4.5 million in the form annexed hereto (the "Amended Note"). The initial indebtedness outstanding on the Amended Note shall be credited to the extent of the Debt Reduction for an initial net outstanding balance of $4,163,300 (the "Indebtedness Balance"). The Amended Note shall provide, inter alia, as follows:

     (a) the annual interest rate accruing on the Amended Note from and after the Foreclosure Date shall be reduced to six (6%)percent per annum;

     (b) the maturity date of the Amended Note shall be extended to December 31, 2002;

     (c) Lender shall retain its liens on the Technologies Collateral and the Vidikron Collateral to secure payment of the Indebtedness Balance represented by the Amended Note; and

     (d) Lender shall have conversion rights with respect to the common stock of Borrower based on a conversion rate of 80% of the closing bid price for Borrower's common stock on the average of five (5) trading days immediately preceding conversion.

4.   Additional Agreements and Acknowledgements.

     (a) By execution and delivery of this Agreement, Borrower hereby acknowledges, confirms and reaffirms that the full amount of the Indebtedness and its obligations in respect thereof are currently due and payable and Borrower has no claim, defense, setoff or counterclaim against the Lender or any of its officers, directors, employees, affiliates, agents or attorneys with respect to such amounts. In addition, Borrower hereby acknowledges that the Loan Documents are in full force and effect and there are no oral agreements or understandings that modify or alter the terms thereof. Nothing contained in this Agreement shall constitute a waiver of, or affect the enforceability of, any other Document. Borrower hereby expressly waives any right to notice of sale or any right to a public sale under the Uniform Commercial Code, as in effect in New York.

     (b) Lender reserves any and all rights and remedies it may have against the Borrower and any and all Collateral provided by the Loan Documents or hereby. Nothing contained in this Agreement shall constitute a limitation upon or waiver of such rights and remedies available to Lender under the terms of the Loan Documents nor shall anything contained herein absolve the Borrower from any liability arising pursuant to the terms of the Loan Documents and the Note, as amended pursuant to this Agreement and the Amended Note from and after the Foreclosure date.

     (c)Borrower agrees to pay on demand all reasonable fees and expenses incurred by Lender (including, without limitation, the fees and disbursements of counsel) in connection with the Indebtedness, the preparation, execution, delivery, enforcement, maintenance, and amendment of this Agreement and the documents and instruments referred to herein, including, without limitation, the fees and expenses incurred by Lender (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any waiver or consent to the Loan Documents, and in connection with any restructuring of the Loan Documents, and enforcement thereof and collection and credit administration thereunder.

5.   Representations and Warranties.

  (a)In order to induce Lender to enter into this Agreement, Borrower hereby represents that (i) it is a corporation legally existing and in good standing under the laws of the State of Florida and is qualified to transact business as a foreign corporation in all states where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect; (ii) it has adequate corporate power and authority to execute, deliver and perform this Agreement, and the transactions contemplated hereby; (iii) this Agreement, constitutes a valid and binding obligation of it, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby have all been duly authorized by all corporate action and will not violate the provisions of Borrower's Certificate of Incorporation or By-laws or any applicable law or the order of any court or other agency of government and will not result in any breach of the terms of any agreement or, except to the extent expressly provided for hereunder, give rise to any lien on the assets of Borrower; (v) all authorizations, approvals, registrations or filings from or with any governmental or public regulatory body or authority of the United States or of any state thereof required for the execution, delivery and performance by it of this Agreement or the transactions contemplated hereby have been duly obtained or made and are in full force and effect; and (vi) as at the Foreclosure Date, Vidikron will not have any intercompany obligations or indebtedness owed to Technologies or its other affiliates.

  (b)Lender hereby represents that (i) it legally exists and is in good standing under the laws of the jurisdiction under which it exists; (ii) it has authority to execute, deliver and perform this Agreement and the transactions contemplated hereby; (iii) this Agreement, constitutes a valid and binding obligation of it, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby have all been duly authorized and will not violate the provisions of Lender's Articles of Organization or By-laws or any applicable law or the order of any court or other agency of government; and
     (v) there is no action, suit or proceeding pending, or to its knowledge threatened, at law or in equity or by or before any arbitrator or arbitration panel or governmental instrumentality or other agency or any investigation of its affairs, or any of its properties or rights which, if adversely determined, would materially affect its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.   Release and Waiver of Claims.

  (a)For and in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Vidikron (each, a "Releasor") hereby releases and forever discharges, and by these presents does for its subsidiaries, if any (direct or indirect), and itself and its predecessors, successors, affiliates and assigns, remise, release and forever discharge and hold harmless Lender and each of its predecessors, affiliates, subsidiaries (direct or indirect), shareholders, officers, directors, employees, agents, advisor or attorneys, successors and assigns, of and from and against all manner of action and actions, cause and causes of action (whether individual, derivative or representative), suits, debts, dues, sums of money, accounts, fees, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, costs, expenses, claims and demands whatsoever, in law or in equity which the Releasor ever had, now has, or which hereinafter can, shall or may have by reason of any matter, claim or cause of action of any kind whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, including, without limitation, those relating in any way to: (i) this Agreement, the Loan Documents and any and all other Documents, (ii) any claims (including without limitation for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated or any other proceedings that have been brought or may be brought by any party hereto or to any Document or any third party relating to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby, (iii) any acts, transactions, or events that are the subject matter of this Agreement, the Loan Documents, or agreements related thereto, (iv) the communications and business dealings between Lender and the Releasor from the beginning of communications and business dealings between Collateral Agent and Lender on the one hand and the Releasor on the other, related in any way to this Agreement, the Loan Documents, the Forbearance Agreement, or the transactions contemplated hereby or thereby, or (v) the prosecution of any claim, defense, setoff, counterclaim or any settlement negotiations which the Releasor ever had, now has or which they, their affiliates (direct or indirect), or their successors or assigns hereafter can, shall or may have against Lender, provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained in this Agreement.

  (b)Upon satisfaction of its obligations and payment in full of the Indebtedness Balance, as same may change from time to time, in accordance with the terms hereof and the terms of the Amended Note, for and in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender hereby releases and forever discharges, and by these presents does for its subsidiaries, if any (direct or indirect), and itself and its predecessors, successors, affiliates and assigns, remise, release and forever discharge and hold harmless each of Technologies and Vidikron of and from and against all manner of action and actions, cause and causes of action (whether individual, derivative or representative), suits, debts, dues, sums of money, accounts, fees, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, costs, expenses, claims and demands whatsoever, in law or in equity which the Lender ever had, now have, or which hereinafter can, shall or may have by reason of any matter, claim or cause of action of any kind whatsoever, from the beginning of the world to the date of this Agreement, whether known or unknown, including, without limitation, those relating in any way to: (i) this Agreement, the Loan Documents, and any and all other Documents, (ii) any claims (including without limitation for contribution or indemnification) which have or could have arisen out of any of the transactions contemplated or any other proceedings that have been brought or may be brought by any party hereto or to any Document or any third party relating to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby, (iii) any acts, transactions, or events that are the subject matter of this Agreement, the Loan Documents, or agreements related thereto, (iv) the communications and business dealings between Lender on the one hand, and Borrower and/or Vidikron on the other hand, from the beginning of communications and business dealings between Lender on the one hand, and the Borrower and/or Vidikron on the other hand, related in any way to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby, or (v) the prosecution of any claim, defense, setoff, counterclaim or any settlement negotiations which the Lender ever had, now has or which they, their affiliates (direct or indirect), or their successors or assigns hereafter can, shall or may have against Borrower and/or Vidikron, provided, however, that nothing herein shall be construed or deemed to release any covenants or agreements contained in this Agreement. The provisions of this subparagraph 6(b) shall be of no force and effect unless and until the entirety of the Indebtedness Balance, as same may change from time to time, shall have been paid in full in accordance with the terms of this Agreement and the Amended Note.

  (c)Each party hereto represents, acknowledges and agrees that (i) it did not enter into this Agreement under any form of duress, and did so voluntarily and of its own free will, and (ii) it has received and will receive benefit from and as a result of its execution of and performance under this Agreement.

7. Indemnity. Borrower hereby agrees to indemnify Lender from and against all losses, costs, expenses, demands and damages whatsoever which Lender may suffer or incur in respect of any claims which have or may be brought by any third party relating to this Agreement or the transactions contemplated hereby; provided, however, that to the extent such claims shall be the result of Lender having failed to act in a commercially reasonable manner, then Borrower shall be under no obligation to indemnify Lender. This indemnity shall continue in full force and effect notwithstanding completion of the other matters referred to in this Agreement.

8.   Miscellaneous.

  (a)Writings Required. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower or any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be, effective only in the specific instance and for the specific purpose given.

  (b)Relief from Automatic Stay in Bankruptcy. Borrower and Vidikron knowingly, voluntarily, intentionally agree with Lender that notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, in the event an order for relief under any chapter of title 11 of the United States Code, 11 U.S.C. ss. 101, et. Seq. (the "Bankruptcy Code") is entered with respect to Borrower or Vidikron (it being understood that this Agreement is not intended to preclude such a filing), the following provisions shall be applicable:

  (i)Lender shall be entitled to the immediate termination of the automatic stay provisions of 11 U.S.C. ss. 362 (and any other relevant provisions of the Bankruptcy Code), and granted unconditional relief from the automatic stay and allowed to pursue any and all rights, remedies and recourses available to Lender under this Agreement and the Loan Documents and pursuant to any provisions of applicable law. Lender only shall be required to file a motion for relief from the automatic stay provisions of 11 U.S.C. ss. 362 and Borrower and Vidikron hereby consent to an emergency hearing thereon. Borrower and Vidikron hereby waive the right to oppose the motion or assert any defense to the relief requested by Lender. Lender is authorized to submit an affidavit with the motion (a) in identifying the existing defaults and any Events of Default hereunder or under the other Loan Documents, (b) stating the amount of the Obligations and (c) advising the bankruptcy court of Borrower's and Vidikron's consent to unconditional relief from the automatic stay.

 (ii)Borrower and Vidikron shall not without Lender's written consent, seek to obtain financing under 11 U.S.C. ss. 364 that will result in the granting of liens and security interests in the Pledged Collateral and Collateral with priority over Lender's liens and security interests.

(iii)Lender's entitlement as aforesaid to the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed "for cause" pursuant to ss. 362(d)(1) of the Bankruptcy Code as amended from time to time.

  (c)UCC Waivers.

   (i)Borrower and Vidikron will not, directly or indirectly, do any act or fail to do any act, which would impair or affect Lender's security interest in any collateral heretofore provided to Lender, nor will Borrower or Vidikron, upon any default or Event of Default under this Agreement or the other Loan Documents, contest Lender's right to obtain judgment against Borrower or to foreclose upon any collateral pledged to Lender, nor will Borrower move to vacate or enjoin such judgment or foreclosure.

  (ii)Borrower and Vidikron each waives and renounces all rights which are waivable under Article 9 of the UCC, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral, any right of redemption, and any right to notice relating to disposition of collateral.

(d) No Waiver.

    No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any provided by law.

(e) Governing Law.

    The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) Counterparts.

    This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

(g) Binding Effect.

    This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns except that Borrower may not assign or transfer its rights or obligations hereunder.

(h) Notices.

    Notices shall be given to Lender and Borrower by certified mail or telecopier addressed to:

         Lender:          Market LLC
                          c/o Navigator Management
                          Harbour House
                          2nd Floor
                          Waterfront Drive
                          P.O. Box 972
                          Road Town
                          Tortola, British Virgin Islands
                          Telephone:
                          Facsimile:  (284) 494-4771


         Borrower or
         Vidikron:        Markland Technologies, Inc.
                          c/o 49 Quinnipac Avenue
                          Unit H
                          North Haven, CT 06473
                          Attn:  Mr. Larry Shatsoff
                          Telephone:  (203) 946-3058
                          Facsimile:  (203) 946-3058
                          with a copy to:

                          Blank Rome Tenzer Greenblatt LLP
                          405 Lexington Avenue
                          New York, New York 10174
                          Attn: Andrew B. Eckstein, Esq.
                          Telephone:  (212) 885-5000
                          Facsimile:  (212) 885-5002

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be effective when deposited in the mails or sent by telecopier, respectively, except that notices to Lender shall not be effective until received by Lender.

(i)  Consent to Jurisdiction; Waiver of Jury Trial.

  (A)Borrower, Vidikron and Lender irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and Borrower, Vidikron and Lender hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or to the extent permitted by law, in such Federal court. Borrower and Vidikron irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any Claim that any such suit, action or proceeding has been brought in an inconvenient forum.

  (B)BORROWER, VIDIKRON AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON THIS AGREEMENT OR THE FACILITY LOAN DOCUMENTS OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE FACILITY LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF THE PARTIES, INCLUDING LENDER'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ATTORNEYS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                     MARKLAND TECHNOLOGIES, INC.


                                                     By: _________________
                                                        Name: Larry Shatsoff
                                                        Title: President

                                                     VIDIKRON OF AMERICA, INC.


                                                     By: _________________
                                                        Name: Tony Li, CPA
                                                        Title: Acting C.F.O

                                                     MARKET LLC


                                                     By:
                                                         -----------------------
                                                          Name:
                                                          Title: